Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL:	LANC
Wednesday, May 28, 2008	TRADED:	Nasdaq
LANCASTER COLONY CONTINUES HIGHER CASH DIVIDEND;
NAMES ALAN F. HARRIS AN INDEPENDENT DIRECTOR
     COLUMBUS, Ohio, May 28—Lancaster Colony Corporation (Nasdaq: LANC) announced today that its Board of Directors has declared a quarterly cash dividend of 28 cents per share on the company’s common stock, payable June 30, 2008 to shareholders of record on June 10, 2008. The dividend continues at the higher level set six months ago when the company marked 45 consecutive years of increasing regular cash dividends each year. Lancaster Colony is one of only 21 U.S. companies to have increased regular cash dividends each year for 45 years.
     Alan F. Harris, 53, was appointed to the board as an independent director who meets NASDAQ independence requirements, following the retirement of Robert S. Hamilton, 79, a director since 1985. Mr. Harris retired last year from the Kellogg Company where he served 23 years in senior marketing, sales and operating officer positions, most recently as executive vice president and chief marketing and customer officer. A native of the United Kingdom, he also held marketing positions with Cadbury Schweppes, PLC, after earning his masters degree from Lancaster University (UK).
     John B. Gerlach, Jr., chairman and chief executive officer of Lancaster Colony, said, “We are particularly pleased to have Alan Harris join our board, and we appreciate Bob Hamilton’s many years of constructive service to the company. Our new director brings strong food industry marketing and operating experience, and we look forward to his future contributions to Lancaster Colony.”
     The dividend will be the 180th consecutive quarterly cash dividend paid by the company since September 1963. The indicated annual payout for the current fiscal year ending June 30, 2008 is $1.11, a four percent increase from the $1.07 per share paid in fiscal 2007. Common shares currently outstanding are approximately 28,513,000.
      We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward—looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements.
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Actual results may differ as a result of factors over which we have no, or limited, control including, without limitation: the overall strength of the economy; changes in financial markets; slower than anticipated sales growth; the extent of operational efficiencies achieved; the success of new product introductions; price and product competition; increases in energy and raw-material costs; the reaction of customers or consumers to price increases we may implement; our ability to consummate good-fitting acquisitions; and the uncertainty regarding the effect or outcome of our decision to explore strategic alternatives among our nonfood operations. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on such statements that are based on current expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements. More detailed statements regarding significant events that could affect our financial results are included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.
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FOR FURTHER INFORMATION:	John B. Gerlach, Jr., Chairman and CEO
Lancaster Colony Corporation
Phone: 614/224-7141
-or-
Investor Relations Consultants, Inc.
Phone: 727/781-5577 or E-mail: lanc@mindspring.com